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                                                            Exhibit 99.26(14)(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                                 April 26, 2004

Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, Mississippi 39213

         Re:      Southern Farm Bureau Life Variable Life Account
                  (File No. 333-68114)
                  -----------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 for Southern Farm Bureau Life Variable Life Account (File No. 333-68114). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By:  /s/ Stephen E. Roth
                                             -------------------
                                             Stephen E. Roth